                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                 APPLE COMPUTER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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
                                     [LOGO]

                              APPLE COMPUTER, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 2000

To Holders of Common Stock of
Apple Computer, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders of Apple Computer, Inc., a California corporation (the "Company"), will be held on Thursday, April 20, 2000 at 10:00 a.m., local time, at the Company's principal executive offices located at 1 Infinite Loop, Cupertino, California 95014, for the following purposes, as more fully described in the accompanying Proxy
Statement:

    1.  To elect the Company's Board of Directors.

    2. To approve an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 320,000,000 shares to 900,000,000 shares.

    3. To approve an amendment to the 1998 Executive Officers Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares.

    4. To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2000.

    5. To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards.

    Only shareholders of record as of the close of business on February 22, 2000 are entitled to receive notice of, to attend and to vote at the meeting.

                                          Sincerely,

                                          /s/ Nancy R. Heinen

                                          NANCY R. HEINEN
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

Cupertino, California
March 6, 2000

                                     [LOGO]

                              APPLE COMPUTER, INC.
                                1 INFINITE LOOP
                          CUPERTINO, CALIFORNIA 95014

                                PROXY STATEMENT

INTRODUCTION

    The enclosed Proxy is solicited on behalf of the Board of Directors (the "BOARD") of Apple Computer, Inc., a California corporation (the "COMPANY"), for use at the Company's annual meeting of shareholders (the "ANNUAL MEETING") to be held on Thursday, April 20, 2000 at 10:00 a.m., local time, and at any postponement(s) or adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at the address set forth above.

    The Company's complete mailing address is 1 Infinite Loop, Cupertino, California 95014, and its telephone number is (408) 996-1010. Georgeson Shareholder Communications Inc., which is assisting with the mechanics of the return of the proxies, may be contacted at (800) 223-2064.

    These proxy solicitation materials were mailed on or about March 6, 2000 to all shareholders entitled to vote at the Annual Meeting.

PROCEDURAL MATTERS

    Shareholders of record as of the close of business on February 22, 2000 (the "RECORD DATE") are entitled to notice of, to attend and to vote at the Annual Meeting. There were 162,296,389 shares of Common Stock issued and outstanding on the Record Date. Each share has one vote on all matters. The closing sale price of Common Stock as reported on the Nasdaq National Market on the Record Date was $113.8125 per share.

    A shareholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

    The Company will bear the cost of this solicitation. The Company has retained the services of Georgeson Shareholder Communications Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $14,000 plus out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or telegram.

    Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    In the election of directors, the six candidates receiving the highest number of affirmative votes will be elected as directors. Proposal 2 requires for approval the affirmative vote of a majority of the shares of Common Stock of the Company outstanding as of the Record Date. Proposals 3 and 4 each require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "QUORUM"). Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the Quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting (the "VOTES CAST") with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the Quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

INTERNET VOTING

    Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP's program.

    Registered shareholders may vote electronically through the Internet by following the instructions included with their proxy card. Shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

DIRECTORS

    Listed below are the six directors nominated for re-election at the Annual Meeting. All of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of shareholders.
Mr. Edgar S. Woolard Jr., who has served on the Board since 1996, has advised the Board that he will not be standing for re-election.

                                                                                   DIRECTOR
NAME                                POSITION WITH THE COMPANY             AGE       SINCE
----                                -------------------------           --------   --------
William V. Campbell...............  Director                               59        1997
Gareth C.C. Chang.................  Director                               56        1996
Millard S. Drexler................  Director                               55        1999
Lawrence J. Ellison...............  Director                               55        1997
Steven P. Jobs....................  Director and Chief Executive           45        1997
                                    Officer
Jerome B. York....................  Director                               61        1997

    WILLIAM V. CAMPBELL has been Chairman of the Board of Directors of Intuit, Inc. ("INTUIT") since August 1998. From September 1999 to January 2000, Mr. Campbell acted as Chief Executive Officer of Intuit. From April 1994 to August 1998, Mr. Campbell was President and Chief Executive Officer and a director of Intuit. From January 1991 to December 1993, Mr. Campbell was President and Chief Executive Officer of GO Corporation. Mr. Campbell also serves on the board of directors of SanDisk Corporation and Great Plains Software.

    GARETH C. C. CHANG has served as Chairman and Chief Executive Officer of STAR TV since September 1998. Prior to joining STAR TV, Mr. Chang was President of Hughes Electronics International and Corporate Senior Vice President of Hughes Electronics since 1993. Previously, he was Corporate Vice President of McDonnell Douglas Corporation. He is currently an executive director of News Corp., and a member of the Advisory Council of Nike Inc.

    MILLARD S. DREXLER has been Chief Executive Officer of Gap Inc. since 1995, and President since 1987. He has also served as the Chief Executive Officer of the Gap Division since 1987 and the Chief Executive Officer of Old Navy Inc. since 1997. From 1993 to 1995 he served as the Chief Operating Officer of Gap Inc. and from 1988 to 1997 served as the Chief Executive Officer of Banana Republic, Inc. Mr. Drexler is currently a director of Restoration
Hardware, Inc.

    LAWRENCE J. ELLISON has been Chief Executive Officer and a director of Oracle Corporation ("ORACLE") since he co-founded Oracle in May 1977, and was President of Oracle until June 1996. Mr. Ellison has been Chairman of the Board of Oracle since June 1995. Mr. Ellison is also a director of SuperGen, Inc., Liberate Technologies, and Spring Group PLC.

    STEVEN P. JOBS is one of the Company's co-founders and currently serves as its Chief Executive Officer. Mr. Jobs is also the Chairman and Chief Executive Officer of Pixar Animation Studios. In addition, Mr. Jobs co-founded NeXT Software, Inc. ("NEXT") and served as the Chairman and Chief Executive Officer of NeXT from 1985 until 1997 when NeXT was acquired by the Company. Mr. Jobs is currently a director of Gap Inc.

    EDGAR S. WOOLARD, JR.  retired as Chairman of the Board of Directors of
E. I. DuPont de Nemours & Co. ("DUPONT") in October 1997, having served as Chairman since 1989. He remains a director of DuPont. Previously, he held the positions of President and Chief Executive Officer of DuPont. He is currently a director of CITIGROUP, Inc. Mr. Woolard will retire as a director of the Company immediately after the conclusion of the Annual Meeting.

    JEROME B. YORK is Chairman and Chief Executive Officer of Micro Warehouse, Inc. Previously, he was Vice Chairman of Tracinda Corporation from
September 1995 to October 1999. In May 1993, he joined International Business Machines Corporation ("IBM") as Senior Vice President and Chief Financial Officer, and he served as a director of IBM from January 1995 to August 1995. Prior to joining IBM, Mr. York served in a number of executive positions at Chrysler Corporation, including Executive Vice President-Finance and Chief Financial Officer from May 1990 to May 1993. He also served as a director of Chrysler Corporation from 1992 to 1993. Mr. York is also a director of Waste Management, Inc., MGM Grand, Inc., Metro-Goldwyn-Mayer, Inc. and National TechTeam, Inc.

BOARD MEETINGS AND COMMITTEES

    The Board met and/or took action by written consent a total of six times during fiscal year 1999. The Board has a standing Audit and Finance Committee and a Compensation Committee.

    The current members of the Board's Audit and Finance Committee are Messrs. York and Campbell, neither of whom is an employee of the Company. The Audit and Finance Committee is primarily responsible for reviewing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The Audit and Finance Committee met and/or took action by written consent six times during fiscal year 1999.

    The current members of the Board's Compensation Committee are Messrs. Woolard and Chang, neither of whom is an employee of the Company. No person who was an employee of the Company served on the Compensation Committee in fiscal year 1999. The Compensation Committee is primarily responsible for reviewing compensation to be paid to officers of the Company and for administering the Company's equity-based incentive plans. The Compensation Committee met and/or took action by written consent ten times during fiscal year 1999.

    During fiscal year 1999, with the exception of Mr. Ellison, no director attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

DIRECTOR COMPENSATION

    In 1997, the Company ended its practice of paying cash retainers and fees to directors, and approved the Apple Computer, Inc. 1997 Director Stock Option Plan (the "DIRECTOR PLAN"). The Director Plan was approved by the shareholders in April 1998 and 400,000 shares have been reserved for issuance under the Director Plan. Pursuant to the Director Plan, the Company's non-employee directors are granted an option to acquire 30,000 shares of Common Stock upon their initial election to the Board ("INITIAL OPTIONS"). On the fourth anniversary of a non-employee director's initial election to the Board and on each subsequent anniversary, the director will be entitled to receive an option to acquire 10,000 shares of Common Stock ("ANNUAL OPTIONS"). Initial Options vest and become exercisable in equal annual installments on each of the first through third anniversaries of the date of grant. Annual Options are fully vested and immediately exercisable on their date of grant. As of December 31, 1999, there were options for 180,000 shares outstanding under the Director Plan.

EXECUTIVE OFFICERS

    The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Jobs, who is both a director and an executive officer of the Company, may be found in the section entitled "DIRECTORS".

    FRED D. ANDERSON, Executive Vice President and Chief Financial Officer (age
55), joined the Company in April 1996. Prior to joining the Company, Mr. Anderson was Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc. ("ADP"), a position he held from August 1992 to March 1996.

    TIMOTHY D. COOK, Senior Vice President, Worldwide Operations (age 39), joined the Company in February 1998. Prior to joining the Company, Mr. Cook held the position of Vice President, Corporate Materials for Compaq Computer Corporation ("COMPAQ"). Previous to his work at Compaq, Mr. Cook was the Chief Operating Officer of the Reseller Division at Intelligent Electronics. Mr. Cook also spent 12 years with IBM, most recently as Director of North American Fulfillment.

    NANCY R. HEINEN, Senior Vice President, General Counsel and Secretary (age
43), joined the Company in September 1997. Prior to joining the Company, Ms. Heinen held the position of Vice President, General Counsel and Secretary of the Board of Directors at NeXT from February 1994 until the acquisition of NeXT by the Company in February 1997.

    MITCHELL MANDICH, Senior Vice President, Worldwide Sales (age 51), joined the Company in February 1997 upon the Company's acquisition of NeXT.
Mr. Mandich has also served the Company in the position of Vice President, North American Business Division. Prior to joining the Company, Mr. Mandich held the position of Vice President, Worldwide Sales and Service with NeXT from
December 1995 through February 1997.

    JONATHAN RUBINSTEIN, Senior Vice President, Hardware Engineering (age 43), joined the Company in February 1997. Before joining the Company, Mr. Rubinstein was Executive Vice President and Chief Operating Officer of FirePower Systems Incorporated, from May 1993 to August 1996. Mr. Rubinstein also serves as a member of the Board of Directors of Immersion Corporation.

    AVADIS TEVANIAN, JR., PH.D., Senior Vice President, Software Engineering (age 38), joined the Company in February 1997 upon the Company's acquisition of NeXT. With NeXT, Dr. Tevanian held several positions, including Vice President, Engineering, from April 1995 to February 1997. Prior to April 1995,
Dr. Tevanian worked as an engineer with NeXT and held several management positions.

    SINA TAMADDON, Senior Vice President, Service & Support (age 42), joined the Company in September 1997. Mr. Tamaddon has also served with the Company in the position of Vice President and General Manager, Newton Group. Before joining the Company, Mr. Tamaddon held the position of Vice President, Europe with NeXT from September 1996 through March 1997. From August 1994 to August 1996,
Mr. Tamaddon held the position of Vice President, Professional Services with
NeXT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of January 31, 2000 (the "TABLE DATE") with respect to the beneficial ownership of the Company's Common Stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of Common Stock; (ii) each director;
(iii) each Named Executive Officer listed in the Summary Compensation Table under the heading "EXECUTIVE COMPENSATION" and (iv) all directors and executive officers as a group. On the Table Date, 161,761,551 shares of Common Stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                   SHARES OF COMMON STOCK          PERCENT OF
NAME OF BENEFICIAL OWNER           BENEFICIALLY OWNED(1)    COMMON STOCK OUTSTANDING
------------------------           ----------------------   ------------------------
Steven P. Jobs...................         5,020,001(2)                3.10%
Fred D. Anderson.................            63,836(3)                   *
William V. Campbell..............            20,251(4)                   *
Gareth C. C. Chang...............            27,000(5)                   *
Timothy D. Cook..................           175,000(6)                   *
Millard S. Drexler...............                 0                      *
Lawrence J. Ellison..............            20,000(4)                   *
Mitchell Mandich.................           197,980(7)                   *
Jonathan Rubinstein..............            85,687(8)                   *
Edgar S. Woolard, Jr.............            23,000(9)                   *
Jerome B. York...................            30,000(4)                   *
All executive officers and
  directors as a group
  (14 persons)...................         5,999,615                   3.71%

--------------------------
(1) Represents shares of Common Stock held and/or options held by such individuals that were exercisable at the Table Date or within 60 days thereafter.

(2) Includes 5,020,000 shares of Common Stock which Mr. Jobs has the right to acquire by exercise of stock options.

(3) Includes 62,500 shares of Common Stock which Mr. Anderson has the right to acquire by exercise of stock options.

(4) Includes 20,000 shares of Common Stock which Messrs. Campbell, Ellison and York each have the right to acquire by exercise of stock options.

(5) Includes 25,000 shares of Common Stock which Mr. Chang has the right to acquire by exercise of stock options.

(6) Includes 175,000 shares of Common Stock which Mr. Cook has the right to acquire by exercise of stock options.

(7) Includes 197,980 shares of Common Stock which Mr. Mandich has the right to acquire by exercise of stock options.

(8) Includes 83,334 shares of Common Stock which Mr. Rubinstein has the right to acquire by exercise of stock options.

(9) Includes 5,000 shares of Common Stock which Mr. Woolard has the right to acquire by exercise of stock options.

 * Represents less than 1% of the issued and outstanding shares of Common Stock on the Table Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon a review of the copies of such forms furnished to the Company, the absence of a Form 3 or Form 5 or written representations that no Forms 5 were required, the Company believes that, during fiscal year 1999, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee of the Board (the "COMMITTEE"). The role of the Committee, which is comprised of two outside non-employee directors, is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of the Company. The Committee also administers the Company's stock option plans and makes grants to executive officers under the 1998 Executive Officer Stock Plan (the "1998 Plan").

    The Company's executive compensation program utilizes Company performance, individual performance and an increase in stockholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of the Company and to create value for the Company's shareholders. The compensation for executive officers is based on two elements: Cash compensation and equity-based compensation.

CASH COMPENSATION

    The Company reviews executive compensation surveys in both the computer industry and general industry to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is reviewed annually by the Committee.

BONUSES

    For fiscal year 1999, the Compensation Committee approved the FY99 Vice Presidents and Directors Incentive Bonus Plan (the "BONUS PLAN"), under which cash bonuses for employees at the level of director and above were determined based on specified revenue, unit shipments and profit targets for the Company. Because the Company did not achieve the metrics specified in the Bonus Plan, no payments were made thereunder. Executive officers and members of the Board are not eligible to participate in the Bonus Plan.

EQUITY-BASED COMPENSATION

    In fiscal year 1999, the Compensation Committee emphasized equity-based compensation, principally in the form of options, as the cornerstone of the Company's executive compensation program. Equity awards are typically set by the Compensation Committee based on industry surveys, each officer's individual performance and achievements, market factors and the recommendations of management. In fiscal year 1999, executive officers were eligible to receive grants of stock options under the 1998 Plan. In addition, executive officers were eligible to participate in the Company's Employee Stock Purchase Plan.

    During fiscal year 1999, all of the executive officers of the Company received new option grants under the 1998 Plan. The options granted under the 1998 Plan were at an exercise price equal to the fair market value of the Common Stock on the date of grant and generally vest in unequal increments over a five-year period after grant, subject to the participant's continued employment with the Company. As part of the Company's efforts to retain its executive officers, and to offer an additional incentive to maintain Company performance over time, the majority of the options granted during the fiscal year do not vest until the latter part of the five-year period. All options granted under the 1998 Plan expire ten years from the date of grant, unless a shorter term is provided in the option agreement or the participant's employment with the Company terminates before the end of such ten-year period.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Jobs, the Company's interim Chief Executive Officer, received a salary of $1 for the services he performed for the Company in fiscal year 1999. In January 2000, Mr. Jobs accepted the position of Chief Executive Officer of the Company.

SECTION 162(m)

    The Company intends that options granted under the Company's stock option plans be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                     MEMBERS OF THE COMPENSATION COMMITTEE
               Edgar S. Woolard, Jr. (Chairman) Gareth C.C. Chang

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

    The following table summarizes compensation information for the last three fiscal years for (i) Mr. Jobs, interim Chief Executive Officer* and (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of the fiscal year (collectively, the "NAMED EXECUTIVE OFFICERS").

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL                   LONG-TERM
                                                                COMPENSATION              COMPENSATION
                                                             -------------------     -----------------------
                                                                                     RESTRICTED   SECURITIES
               NAME AND PRINCIPAL                  FISCAL                              STOCK      UNDERLYING          ALL OTHER
                    POSITION                        YEAR      SALARY     BONUS         AWARDS      OPTIONS          COMPENSATION
------------------------------------------------  --------   --------   --------     ----------   ----------        -------------
                                                               ($)        ($)           ($)          (#)                 ($)
Steven P. Jobs..................................    1999           1      --            --           --                 --
interim Chief Executive Officer*                    1998           1      --            --           --                 --
                                                    1997       --         --            --          30,000(1)           --

Fred D. Anderson................................    1999     605,260      --            --         475,000              29,700(2)
Executive Vice President and Chief Financial        1998     604,283      --            --         250,000(3)           60,123(4)
  Officer                                           1997     520,311      --          40,748(5)    850,000(6)          250,489(7)

Timothy D. Cook.................................    1999     401,940      --            --         300,000              29,519(8)
Senior Vice President, Worldwide Operations         1998     223,953    500,000(9)      --         700,000              90,849(10)
                                                    1997       --         --            --           --                 --

Mitchell Mandich................................    1999     402,941      --            --         387,876               7,200(11)
Senior Vice President, Worldwide Sales              1998     402,253      --            --         424,250(3)            8,118(11)
                                                    1997     174,348    104,000         --         565,050(6)(12)        1,730(11)

Jonathan Rubinstein.............................    1999     402,200      --            --         458,334               5,888(13)
Senior Vice President, Hardware Engineering         1998     402,095      --            --         300,000(3)            4,804(11)
                                                    1997     250,262    100,000       19,108(5)    700,000(6)            1,864(11)

--------------------------

  * In January 2000, Mr. Jobs accepted the position of Chief Executive Officer of the Company.

 (1) Mr. Jobs was granted 30,000 stock options in his capacity as a director of the Company pursuant to the Director Plan.

 (2) Consists of $22,500 in relocation assistance and $7,200 in matching contributions made by the Company in accordance with the terms of the 401(k) plan.

 (3) Includes the replacement of 250,000, 224,250 and 300,000 options that were previously granted to Messrs. Anderson, Mandich and Rubinstein, respectively, and canceled in fiscal 1998 pursuant to the December 1997 stock option exchange program. Other than the replacement options, Messrs. Anderson and Rubinstein were not granted any options during the fiscal year.

 (4) Includes $55,000 in relocation assistance and $5,123 in matching contributions made by the Company in accordance with the terms of the 401(k) plan.

 (5) For fiscal year 1997, these amounts represent the value on February 5, 1997 of the Common Stock underlying the Performance Shares earned by Mr. Anderson and Mr. Rubinstein under the terms of the Senior Officers Restricted Performance Share Plan.

         Mr. Anderson and Mr. Rubinstein earned 2,672 and 1,253 performance shares, respectively. No dividends were paid on the Performance Shares. As of the last day of fiscal year 1997, Mr. Anderson and Mr. Rubinstein held no other Performance Shares or restricted stock.

 (6) Includes the replacement of 500,000, 50,000 and 200,000 options that were previously granted to Messrs. Anderson, Mandich and Rubinstein respectively, and canceled pursuant to the July 1997 stock option exchange program.

 (7) Consists of $245,497 in relocation assistance and $4,992 in matching contributions made by the Company in accordance with the terms of its 401(k) plan.

 (8) Consists of $24,719 in relocation assistance and $4,800 in matching contributions made by the Company in accordance with the terms of the 401(k) plan.

 (9) In connection with his employment, Mr. Cook received a one-time hiring bonus in the amount of $500,000.

 (10) Consists of $86,049 in relocation assistance and $4,800 in matching contributions made by the Company in accordance with the terms of its 401(k) plan.

 (11) Consists of matching contributions made by the Company in accordance with the terms of its 401(k) plan.

 (12) Includes 240,800 NeXT options which were converted into Apple options during fiscal year 1997 in connection with Apple's acquisition of NeXT.

 (13) Includes $3,465 from the disqualifying disposition of shares of Company stock acquired through the Company's Employee Stock Purchase Plan and $2,423 in matching contributions made by the Company in accordance with the terms of the 401(k) plan.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information about option grants to the Named Executive Officers during fiscal year 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                --------------------------------------------------------
                                NUMBER OF                                                  POTENTIAL REALIZABLE VALUE AT
                                SECURITIES                                                    ASSUMED ANNUAL RATES OF
                                UNDERLYING   PERCENT OF TOTAL                              STOCK PRICE APPRECIATION FOR
                                 OPTIONS     OPTIONS GRANTED    EXERCISE OR                       OPTION TERM(3)
                                 GRANTED     TO EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------------
NAME                               (#)       FISCAL YEAR (1)     ($/SH)(2)       DATE         5% ($)          10% ($)
----                            ----------   ----------------   -----------   ----------   -------------   -------------
Steven P. Jobs................     --            --                --            --             --              --
Fred D. Anderson..............   475,000           7.98%          $34.625       3/2/09      $10,343,351     $26,212,083
Timothy D. Cook...............   300,000           5.03%          $34.625       3/2/09      $ 6,532,643     $16,555,000
Mitchell Mandich..............   387,876           6.51%          $34.625       3/2/09      $ 8,446,185     $21,404,290
Jonathan Rubinstein...........   458,334           7.70%          $34.625       3/2/09      $ 9,980,441     $25,292,398

------------------------

(1) Based on an aggregate of 5,955,586 options granted to all employees during fiscal year 1999. Options typically vest in four equal annual installments commencing on the first anniversary of the date of grant. Options granted during the fiscal year to the Company's executive officers, including the Named Executive Officers above, vest in unequal installments over a five-year period.

(2) All options were granted at an exercise price equal to the fair market value based on the closing market value of Common Stock on the Nasdaq National Market on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future price of Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.

OPTIONS EXERCISED AND YEAR-END OPTION HOLDINGS

    The following table provides information about stock option exercises by the Named Executive Officers during fiscal year 1999 and stock options held by each of them at fiscal year-end.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                          SHARES                    UNEXERCISED OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS AT FISCAL
                         ACQUIRED       VALUE               YEAR-END (#)                     YEAR-END ($)(2)
                        ON EXERCISE    REALIZED    -------------------------------   -------------------------------
NAME                        (#)         ($)(1)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                    -----------   ----------   --------------   --------------   --------------   --------------
Steven P. Jobs........     --             --            20,000           10,000        $  838,750       $   419,375
Fred D. Anderson......     95,834     $2,714,134       166,666          829,166        $8,614,549       $32,622,361
Timothy Cook..........    175,000     $3,829,359       --               825,000           --            $33,900,000
Mitchell Mandich......    179,463     $5,695,545        31,717          797,979        $1,713,719       $33,372,127
Jonathan Rubinstein...     75,000     $2,400,000        66,667          750,000        $3,445,851       $28,870,298

------------------------

(1) Market value of underlying securities (based on the fair market value of Common Stock on the Nasdaq National Market) at the time of exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options at the end of fiscal year 1999 (based on $64.9375 per share, the closing price of Common Stock on the Nasdaq National Market on September 24, 1999), minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Board's Compensation Committee are Messrs. Woolard and Chang, neither of whom is an employee of the Company. No person who was an employee of the Company in fiscal year 1999 served on the Compensation Committee in fiscal year 1999. During fiscal year 1999, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee,
(ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

COMPANY STOCK PERFORMANCE

    The following graph shows a five-year comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the S&P 500 Composite Index (the "S&P 500") and the S&P Computers (Hardware) Index (the "INDUSTRY INDEX"). The graph assumes $100 was invested in each of the Common Stock, the S&P 500 and the Industry Index on September 30, 1994. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CUMULATIVE TOTAL RETURN
BASED UPON AN INITIAL INVESTMENT OF $100 ON SEPTEMBER 30,
1994
WITH DIVIDENDS REINVESTED
                                                              Apple Computer Inc.  S&P 500  S&P Computers (Hardware)
30-Sep-94                                                                    $100     $100                      $100
29-Sep-95                                                                    $112     $130                      $143
27-Sep-96                                                                     $67     $156                      $173
26-Sep-97                                                                     $64     $219                      $322
25-Sep-98                                                                    $117     $246                      $391
25-Sep-99                                                                    $196     $304                      $633
SOURCE: GEORGESON SHAREHOLDER COMMUNICATION INC.

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    The Company entered into an employment agreement with Mr. Anderson effective April 1, 1996, pursuant to which he serves as Executive Vice President and Chief Financial Officer of the Company. Pursuant to his agreement, Mr. Anderson is entitled to an annual base salary of no less than $500,000. If Mr. Anderson's employment is terminated by the Company without "Cause" at any time during the five-year period following April 1, 1996, he will be entitled to receive a lump sum severance payment equal to the sum of his annual base salary and target bonus, if any. Mr. Anderson's agreement generally defines "Cause" to include a felony conviction, willful disclosure of confidential information or willful and continued failure to perform his employment duties.

    In February 1998, Mr. Cook joined the Company as Senior Vice President, Worldwide Operations. Under the terms of his employment, he is entitled to an annual base salary of no less than $400,000. In addition, Mr. Cook received a one-time hiring bonus in the amount of $500,000 and a stock option grant with a sell-back provision. The sell-back provision provides that during the five-day period starting on the second anniversary of his commencement of employment, he may elect to sell all of his remaining vested and unvested options and shares (obtained through the exercise of such options) back to the Company for the sum of $3 million less any profits Mr. Cook has realized to date through the exercise and sale of such options. Since during fiscal 1999, Mr. Cook realized net profits from the exercise and sale of his options in excess of $3 million, this sell-back provision has no future effect. If Mr. Cook's employment is terminated by the Company without "Cause" during the first two years of his employment, he will be entitled to receive an amount equal to $800,000 minus the total base salary he has received since the start of his employment.

CHANGE IN CONTROL ARRANGEMENTS-STOCK OPTIONS

    In the event of a "change in control" of the Company, all outstanding options under the Company's stock option plans, except the Director Plan, will, unless otherwise determined by the plan administrator, become exercisable in full, and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price. The Director Plan provides that upon a "change in control" of the Company, all unvested options held by non-employee directors will automatically become fully vested and exercisable and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price of the options. A "change in control" under these plans is generally defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

    In addition, options granted to Timothy D. Cook, Nancy R. Heinen, Mitchell Mandich and Sina Tamaddon provide that in the event there is a "change in control", as defined in the Company's stock option plans, and if in connection with or following such "change in control", their employment is terminated without "Cause" or if they should resign for "Good Reason", those options outstanding that are not yet vested and exercisable as of the date of such "change in control" shall become fully vested and exercisable. Generally, "Cause" is defined to include a felony conviction, willful disclosure of confidential information or willful and continued failure to perform his or her employment duties. "Good Reason" includes resignation of employment as a result of a substantial diminution in position or duties, or an adverse change in title or reduction in annual base salary.

CHANGE IN CONTROL ARRANGEMENTS-RETENTION AGREEMENTS

    The Company was a party to retention agreements (the "RETENTION AGREEMENTS") with three executive officers (Messrs. Anderson, Rubinstein and Tevanian) providing for certain cash payments in the event of a termination of employment following a change in control of the Company. In March 1999, Messrs. Anderson, Rubinstein and Tevanian agreed to waive any rights they may have under the Retention Agreements. In exchange, all options previously granted to Messrs. Anderson, Rubinstein and Tevanian were amended to include a "change in control" provision similar to the provision contained in option grants to Messrs. Cook, Mandich and Tamaddon and Ms. Heinen.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the Company's use of aircraft to transport its executive officers, the Company paid approximately $102,865 during fiscal year 1999 to Wing & A Prayer, a company wholly-owned by Lawrence J. Ellison.

                             OVERVIEW OF PROPOSALS

    This Proxy Statement contains four proposals requiring shareholder action. Proposal No. 1 requests the election of six directors to the Company's Board. Proposal No. 2 requests that the shareholders approve an amendment to the Company's Restated Articles of Incorporation which would, if approved, increase the number of authorized shares of Common Stock from 320,000,000 shares to 900,000,000 shares. Proposal No. 3 requests that the shareholders approve an amendment to the Company's 1998 Executive Officer Stock Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares. Proposal No. 4 requests ratification of the Company's independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    The Board is currently comprised of seven members. Mr. Edgar S. Woolard, Jr., who has served on the Board since 1996, has advised the Board that for personal reasons, he will not be a candidate for re-election to the Board and that he will retire as a director immediately after the conclusion of the Annual Meeting. Because the Company is not, at the time of mailing this Proxy Statement, nominating a person to succeed Mr. Woolard on the Board, fewer nominees are being nominated for the office of director than the number of directors authorized by the Company's Bylaws. As a result, the Board will have one vacant seat following the Annual Meeting, which the Board intends to eliminate by reducing the number of authorized directors to six. Proxies cannot be voted for more than the six named nominees.

    The Board has nominated the current directors, except Mr. Woolard, to be re-elected to serve for a one-year term and until their successors are duly elected and qualified. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board's six nominees below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

    The Board's nominees for re-election at this Annual Meeting are Messrs. Chang, Campbell, Drexler, Ellison, Jobs and York.

VOTE REQUIRED

    The six nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the Quorum, but have no other legal effect under California law.

RECOMMENDATION

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RE-ELECTION OF MESSRS. CHANG, CAMPBELL, DREXLER, ELLISON, JOBS AND YORK.

                                 PROPOSAL NO. 2
                        APPROVAL OF AN AMENDMENT TO THE
                  COMPANY'S RESTATED ARTICLES OF INCORPORATION

PROPOSED ACTION

    The Board is proposing an amendment (the "AMENDMENT") to the Company's Restated Articles of Incorporation (the "RESTATED ARTICLES") to increase the number of authorized shares of Common Stock from 320,000,000 shares to 900,000,000 shares of Common Stock.

DESCRIPTION OF PROPOSAL

    Article III of the Restated Articles currently authorizes the Company to issue 320,000,000 shares of Common Stock. As of February 22, 2000, approximately 162,296,389 shares of Common stock were outstanding. Of the remaining authorized but unissued shares, approximately 40,397,249 were reserved for issuance under the Company's stock option and employee stock purchase plans. Accordingly, the Company has approximately 117,306,362 shares remaining available for issuance.

    If the proposed amendment is approved, 580,000,000 additional shares of Common Stock would be authorized but unissued. These additional authorized shares of Common Stock would be available for various business purposes such as financings, acquisitions, employee benefit plans, stock splits and stock dividends.

    The issuance of additional shares of Common Stock, other than in connection with stock splits and stock dividends, could have the effect of diluting earnings per share, voting power and shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of the Company. Other than in connection with the Company's existing employee stock option and stock purchase plans, the Company has no present intent to issue any shares of Common Stock.

    Upon approval by the shareholders, Article III of the Restated Articles will be amended to read in its entirety as follows:

                                      "III

    This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock". The number of shares of Common Stock which this corporation is authorized to issue is 900,000,000 and the number of shares of Preferred Stock which this corporation is authorized to issue is 5,000,000."

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock of the Company outstanding as of the Record Date will be required to approve the Amendment.

RECOMMENDATION

    THE BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT.

                                 PROPOSAL NO. 3
       APPROVAL OF AN AMENDMENT TO THE 1998 EXECUTIVE OFFICER STOCK PLAN

    The Shareholders are being asked to approve an amendment to the Company's 1998 Executive Officer Stock Plan (the "1998 PLAN") to increase the number of shares reserved for issuance thereunder by 2,000,000, bringing the total number of shares of Common Stock reserved for issuance under the 1998 Plan to 19,000,000.

    The 1998 Plan is an integral part of the Company's compensation program. Under the 1998 Plan, the chairman of the Board of Directors and executive officers of the Company at the level of Senior Vice President and above and other key employees may be granted stock options, stock appreciation rights and stock purchase rights. The proposed amendment would provide the additional shares necessary to attract and retain the best available personnel for positions of substantial responsibility with the Company.

    Since the 1998 Plan was approved by the shareholders, a total of 15,786,669 stock options have been granted, including options that terminated before being exercised. As of January 31, 2000, there were 14,871,434 options to purchase shares outstanding and 202,547 shares of Common Stock had been issued upon the exercise of options.

VOTE REQUIRED

    The affirmative vote of (i) a majority of the Votes Cast and (ii) a majority of the Quorum will be required to approve this Proposal.

RECOMMENDATION

    THE BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1998 PLAN AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT.

DESCRIPTION OF THE 1998 PLAN

    ELIGIBILITY; LIMITATIONS. Options, stock appreciation rights and stock purchase rights may be granted under the 1998 Plan. Options granted under the 1998 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. Nonstatutory stock options, stock appreciation rights and stock purchase rights may be granted under the 1998 Plan to the Chairman of the Company and to executive officers of the Company and any parent or subsidiary of the Company and other key employees. Incentive stock options may only be granted to executive officers of the Company. The Administrator, in its discretion, selects the person(s) to whom options, stock appreciation rights and stock purchase rights may be granted, the time or times at which such options, stock appreciation rights and stock purchase rights shall be granted, and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. The 1998 Plan provides that no person(s) may be granted, in any fiscal year of the Company, options, stock appreciation rights or stock purchase rights to purchase more than 17,000,000 shares of Common Stock.

    SHARES AVAILABLE FOR ISSUANCE. Upon approval of the proposed amendment by shareholders, a total of 19,000,000 shares of Common Stock will be available for issuance under the 1998 Plan. If an option, stock appreciation right or stock purchase right lapses, expires or is otherwise terminated without the issuance of shares, or if shares are tendered to pay the exercise price of an option, stock appreciation right or stock purchase right, the shares underlying the lapsed, expired or terminated option, stock appreciation right or stock purchase right or the tendered shares, shall revert to the 1998 Plan. The number of shares available for issuance will be adjusted if there is a change in the Company's capitalization, a merger, or a similar transaction.

    ADMINISTRATION. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator").

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

    (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1998 Plan generally vest and become exercisable over a four or five year period. The 1998 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

    (c) TERM OF OPTION. All options granted under the 1998 Plan expire ten years from the date of grant, unless a shorter term is provided in the option agreement. The term of an incentive stock option may be no more than ten
(10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) TERMINATION OF EMPLOYMENT. If the optionee's employment or status as Chairman terminates for any reason other than death or unless the Administrator otherwise approves, then options may be exercised no later than 90 days after such termination and may be exercised only to the extent the option was exercisable on the termination date. Special provisions apply in the case of death of the optionee.

    (e) DEATH. If an optionee ceases to be an employee or Chairman as a result of his or her death, then all options held by such optionee under the 1998 Plan may be exercised at any time within six months after death, or such other period up to twelve months as may be provided in the option agreement, but only to the extent the options would have been exercisable within six months after the date of death.

    (f) NONTRANSFERABILITY OF OPTIONS, STOCK APPRECIATION RIGHTS OR STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, options, stock appreciation rights and stock purchase rights granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the optionee's lifetime only by the optionee, or in the event of death, by the optionee's estate or by a person who acquires the right to exercise the option, stock appreciation right or stock purchase right.

    (g) OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Administrator.

    STOCK APPRECIATION RIGHTS. The Administrator is authorized to grant stock appreciation rights in connection with all or any part of an option granted under the 1998 Plan, either concurrently with the grant of the option or at any time thereafter, and to grant stock appreciation rights independently of options. A stock appreciation right granted in connection with an option is exercisable only when and to the extent that the underlying option is exercisable, and expires no later than the date on which the underlying option expires. Independent stock appreciation rights are exercisable in whole or in part at such times as the Administrator specifies in the grant or agreement.

    The Company's obligations arising upon the exercise of a stock appreciation right may be paid in cash or Common Stock, or any combination of the same, as the Administrator may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise. When a stock appreciation right is exercised, the aggregate number of shares of Common Stock available for issuance under the 1998 Plan will be reduced by the number of underlying shares of Common Stock as to which the stock appreciation right is exercised.

    STOCK PURCHASE RIGHTS. The Administrator is authorized to grant stock purchase rights under the 1998 Plan, either concurrently with a grant of options or stock appreciation rights and/or cash awards made outside of the 1998 Plan or at any time thereafter, and to grant stock purchase rights independently of other awards. In the case of stock purchase rights, unless the Administrator determines otherwise, the agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1998 Plan, the number and class of shares of stock subject to any option, stock appreciation right or stock purchase right outstanding under the 1998 Plan, and the exercise price of any such outstanding option, stock appreciation right or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options, stock appreciation rights or stock purchase rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options, stock appreciation rights and stock purchase rights as to all or any part of the optioned stock, stock appreciation right or stock purchase right, including those shares not otherwise exercisable.

    CHANGE IN CONTROL. In the event of a "change in control" of the Company (as defined below), all options, stock appreciation rights and stock purchase rights outstanding under the 1998 Plan as of the date on which such change in control occurs will, unless otherwise determined by the Administrator, become fully exercisable and the value of all outstanding options, stock appreciation rights and stock purchase rights will be cashed out. The cash-out price will be the difference between the exercise price and the defined "change in control price."

    A "change in control" is defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities, or
(ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation. The "change in control price" is determined by the Administrator and may be either (x) the highest closing price of Common Stock as reported in the public market during the 60-calendar-day period immediately preceding the date of determination of the change in control price or (y) the highest price paid or offered (as determined by the Administrator) in any bona fide transaction or offer related to the change in control of the Company during the 60-calendar-day period preceding the date of determination of the change in control price.

    In the event of a sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation, in a transaction in which options, stock appreciation rights or stock purchase rights outstanding under the 1998 Plan are not accelerated and cashed out as provided above, each outstanding option, stock appreciation right or stock purchase right will be assumed or an equivalent option, stock appreciation right or stock purchase right will be substituted by the successor corporation in the transaction or by a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee shall have the right to exercise the option, stock appreciation right or stock purchase right as to all of the shares subject thereto, including shares that would not otherwise be exercisable. If the Administrator makes an option, stock appreciation right or stock purchase right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, then the Company shall notify the optionee that the option, stock appreciation right or stock purchase right will be fully exercisable for a period of 30 days from the date of such notice, and the option, stock appreciation right or stock purchase right will terminate upon the expiration of such period.

    AMENDMENT AND TERMINATION OF THE 1998 PLAN. The Board may amend, alter, suspend or terminate the 1998 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 1998 Plan to the extent necessary to comply with Section 162(m) and
Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option, stock appreciation right or stock purchase right previously granted under the 1998 Plan without the written consent of the optionee.

    STOCK PRICE. On February 22, 2000, the closing price of the Common Stock as quoted on the Nasdaq National Market was $113.8125.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

    STOCK APPRECIATION RIGHTS. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Stock received upon the exercise. In the case of a recipient who is also an employee, any taxable income recognized upon exercise of a stock appreciation right will constitute wages for which withholding will be required. The Company will generally be entitled to a tax deduction in the same amount. Any gain or loss on the resale of Common Stock acquired upon exercise of a stock appreciation right will be treated as a taxable gain or loss.

    SECTION 162(m) OF THE CODE. Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to executive officers in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. To qualify as "performance-based" within the meaning of Section 162(m) of the Code, options and stock appreciation rights must be granted with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the grant, among other things. To the extent these requirements are met, compensation attributable to options and stock appreciation rights granted to executive officers under the 1998 Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the 1998 Plan and any final determination of the deductibility of amounts realized upon exercise of an option granted under the 1998 Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the 1998 Plan in accordance with the terms of the 1998 Plan regardless of any final determination as to the applicability of
Section 162(m) of the Code to these grants.

    Compensation attributable to stock purchase rights granted under the 1998 Plan will not generally qualify as "performance-based" within the meaning of
Section 162(m) of the Code. As a result, income recognized by executive officers in connection with stock purchase rights will be subject to the limitations on deductibility under such section.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK APPRECIATION RIGHTS, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS, STOCK APPRECIATION RIGHTS AND STOCK PURCHASE RIGHTS UNDER THE 1998 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

                              PARTICIPATION IN THE
                       1998 EXECUTIVE OFFICER STOCK PLAN

    The following table sets forth certain information as of January 31, 2000 (the "TABLE DATE") with respect to options granted under the 1998 Plan since inception to (i) each Named Executive Officer listed in the Summary Compensation Table; (ii) all executive officers as a group and (iii) all employees, excluding executive officers, as a group. Members of the Board are not eligible to receive grants under the 1998 Plan. As of the Table Date there has been no determination by the Compensation Committee with respect to future awards under the 1998 Plan.

                                                     NUMBER OF SECURITIES      AVERAGE WEIGHTED EXERCISE
                                                  UNDERLYING OPTIONS GRANTED         OR BASE PRICE
NAME                                                         (#)                        ($/SH)
----                                              --------------------------   -------------------------
Steven P. Jobs..................................          10,000,000*                   $87.1875
Fred D. Anderson................................             475,000                    $34.6250
Timothy D. Cook.................................             300,000                    $34.6250
Mitchell Mandich................................             387,876                    $34.6250
Jonathan Rubinstein.............................             458,334                    $34.6250
All executive officers as a group...............          12,756,000                    $77.0119
All other employees as a group..................           3,030,669                    $35.6947

------------------------------

* 10,000,000 options were granted to Mr. Jobs in connection with his acceptance of the position of Chief Executive Officer of the Company in January 2000.

                                 PROPOSAL NO. 4
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed KPMG LLP ("KPMG"), independent auditors, to audit Apple's consolidated financial statements for fiscal year 2000. KPMG served as the Company's independent auditors for fiscal year 1999. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG as the Company's independent auditors for fiscal year 2000. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.

VOTE REQUIRED

    The affirmative vote of (i) a majority of the Votes Cast and (ii) a majority of the Quorum will be required to approve this Proposal.

RECOMMENDATION

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

                             SHAREHOLDER PROPOSALS

    Shareholders who intend to present proposals at the next annual meeting of shareholders must send such proposals to the Company for receipt no later than September 30, 2000 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                             THE BOARD OF DIRECTORS

Dated: March 6, 2000

                                                                      APPENDIX A

                              APPLE COMPUTER, INC.
                       1998 EXECUTIVE OFFICER STOCK PLAN
                              (PROPOSED AMENDMENT)

    1.  PURPOSES OF THE PLAN.  The purposes of this Stock Plan are:

       to attract and retain the best available personnel for positions of substantial responsibility;

       to provide additional incentive to the Chairman and/or Executive Officers and other key employees; and

       to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock appreciation rights ("SARs") may be granted under the Plan in connection with Options or independently of Options. Stock Purchase Rights may also be granted under the Plan.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option, SAR or Stock Purchase Right grant. The Agreement is subject to the terms and conditions of the Plan.

        (c) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options, SARs or Stock Purchase Rights are, or will be, granted under the Plan.

        (d)  "BOARD" means the Board of Directors of the Company.

        (e)  "CHAIRMAN" means the Chairman of the Board.

        (f)  "CODE" means the Internal Revenue Code of 1986, as amended.

        (g) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (h)  "COMMON STOCK" means the common stock of the Company.

        (i)  "COMPANY" means Apple Computer, Inc., a California corporation.

        (j) "CONTINUOUS STATUS AS CHAIRMAN" unless determined otherwise by the Administrator, means the absence of any interruption or termination as Chairman of the Board with the Company. Continuous Status as Chairman shall not be considered interrupted in the case of medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination as Chairman with the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute status as "Chairman" by the Company.

        (k) "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of the employment relationship with the Company or any Subsidiary. Continuous Status as an

    Employee shall not be considered interrupted in the case of (i) medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination of the employment relationship with the Company or any Subsidiary, as the case may be, under the terms of the respective Company policy for such leave; however, vesting may be tolled while an employee is on an approved leave of absence under the terms of the respective Company policy for such leave; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries, or its successor; For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Chairman nor as a Director nor payment of a director's fee by the Company shall be sufficient to constitute 'employment' by the Company.

        (l) "Director" means a member of the Board.

       (m) "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company subject to (k) above.

        (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (o) "Executive Officer" means any person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system, on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination or, if there are no quoted prices on the date of determination, on the last day on which there are quoted prices prior to the date of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (q) "Incentive Stock Option"means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and is expressly designated by the Administrator at the time of grant as an incentive stock option.

        (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (s) "Option" means a stock option granted pursuant to the Plan.

        (t) "Optioned Stock" means the Common Stock subject to an Option, SAR or Stock Purchase Right.

        (u) "Optionee" means the holder of an outstanding Option, SAR or Stock Purchase Right.

        (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (w) "Plan" means this 1998 Executive Officer Stock Plan.

        (x) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

        (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (z) "SAR" means a stock appreciation right granted pursuant to Section 10 below.

       (aa) "Section 16(b)" means Section 16(b) of the Exchange Act.

       (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

       (cc) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by an Agreement.

       (dd) "Subsidiary" means a 'subsidiary corporation', whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan or for which SARs or Stock Purchase Rights may be granted and exercised is 19,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    In the discretion of the Administrator, any or all of the Shares authorized under the Plan may be subject to SARs issued pursuant to the Plan.

    If an Option, SAR or Stock Purchase Right issued under the Plan should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for other Options, SARs or Stock Purchase Rights under this Plan (unless the Plan has terminated); however, should the Company reacquire Shares which were issued pursuant to the exercise of an Option or SAR, such Shares shall not become available for future grant under the Plan. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a)  PROCEDURE.

           (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan, and by the legal requirements of the Applicable Laws relating to the administration of stock plans such as the Plan, if any, the Plan may (but need not) be administered by different administrative bodies with respect to (A) Directors who are not Employees, (B) Directors who are Employees, (C) Officers who are not Directors and (D) Employees who are neither Directors nor Officers.

           (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options or SARs granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

           (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

           (i) to determine the Fair Market Value;

           (ii) to select the person(s) to whom Options, SARs and Stock Purchase Rights may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option, SAR or Stock Purchase Right granted hereunder;

           (iv) to approve forms of agreement for use under the Plan;

           (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, SAR or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the date of grant, the time or times when Options, SARs or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, SAR or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vi) to reduce the exercise price of any Option, SAR or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option, SAR or Stock Purchase Right shall have declined since the date the Option, SAR or Stock Purchase Right was granted;

          (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

         (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

           (ix) to modify or amend each Option, SAR or Stock Purchase Right (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

           (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, SAR or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option, SAR or Stock Purchase Right previously granted by the Administrator; and

          (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options, SARs or Stock Purchase Rights.

    5. ELIGIBILITY. Nonstatutory Stock Options, SARs and Stock Purchase Rights may be granted to the Chairman, Executive Officers and other key employees or to such other individuals as determined by the Administrator whom the Company has offered a position of Chairman or Executive Officer. Incentive Stock Options may be granted only to Executive Officers and other key employees.

    6.  LIMITATIONS.

        (a) Each Option shall be designated in the Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option, SAR or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as an Employee with or Chairman of the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c) The following limitations shall apply to grants of Options and SARs:

           (i) No participant shall be granted, in any fiscal year of the Company, Options or SARs to purchase more than 17,000,000 Shares;

           (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15;

          (iii) If an Option or SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the canceled Option will be counted against the limits set forth in subsections (i) above. For this purpose, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

    7. TERM OF PLAN. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Agreement.

    9.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

           (i) In the case of an Incentive Stock Option;

              (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

               (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant;

           (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as 'performance-based compensation' within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant;

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant as determined by the Administrator or pursuant to a merger or other corporate transaction.

        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

           (i) cash;

           (ii) check;

          (iii) promissory note;

           (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

           (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

           (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

         (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10.  STOCK APPRECIATION RIGHTS.

        (a) GRANTED IN CONNECTION WITH OPTIONS. At the sole discretion of the Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

           (i) The SAR shall entitle the Optionee to exercise the SAR by surrendering to the Company unexercised a portion of the related Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the SAR of the Common Stock covered by the surrendered portion of the related Option over (y) the exercise price of the Common Stock covered by the surrendered portion of the related Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of a SAR; provided, however, that such limit shall not restrict the exercisability of the related Option;

           (ii) When a SAR is exercised, the related Option, to the extent surrendered, shall no longer be exercisable;

          (iii) A SAR shall be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires; and

           (iv) A SAR may only be exercised at a time when the Fair Market Value of the Common Stock covered by the related Option exceeds the exercise price of the Common Stock covered by the related Option.

        (b) INDEPENDENT SARS. At the sole discretion of the Administrator, SARs may be granted without related Options. The following provisions apply to SARs that are not granted in connection with Options:

           (i) The SAR shall entitle the Optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by exercised portion of the SAR, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the amount that may be paid upon exercise of a SAR; and

           (ii) SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Optionee's Agreement.

        (c) FORM OF PAYMENT. The Company's obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

        (d) RULE 16b-3. SARs granted hereunder shall contain such additional restrictions as may be required to be contained in the Plan or Agreement in order for the SAR to qualify for the maximum exemption provided by Rule 16b-3.

    11.  EXERCISE OF OPTION OR SAR.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Agreement. An Option may not be exercised for a fraction of a Share.

        An Option or SAR shall be deemed exercised when the Company receives:
    (i) written or electronic notice of exercise (in accordance with the terms of the Option or SAR) from the person entitled to exercise the Option or SAR, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of a SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR shall cease to be exercisable to the extent it has been exercised.

        (b) TERMINATION OF CONTINUOUS STATUS AS CHAIRMAN. Upon termination of an Optionee's Continuous Status as Chairman (other than termination by reason of the Optionee's death), the Optionee may, but only within ninety (90) days after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination. Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

        (c) TERMINATION OF CONTINUOUS EMPLOYMENT. Upon termination of an Optionee's Continuous Status as Employee (other than termination by reason of the Optionee's death), the Optionee may, but only within ninety (90) days after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination. Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

        (d) DEATH OF OPTIONEE. If an Optionee dies (i) while an Employee or Chairman, the Option or SAR may be exercised at any time within six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and terminated his or her employment six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) after the date of death; or (ii) within ninety (90) days after the termination of Continuous Status as an Employee or Chairman, the Option or SAR may be exercised, at any time within six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

        Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

        (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option or SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    12.  STOCK PURCHASE RIGHTS.

        (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Optionee in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Optionee shall be entitled to purchase, the price to be paid, and the time within which the Optionee must accept such offer. The offer shall be accepted by execution of an Agreement in the form determined by the Administrator.

        (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        (c) OTHER PROVISIONS. The Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

    13. TRANSFERABILITY OF OPTIONS, SARS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option, SAR or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option, SAR or Stock Purchase Right transferable, such Option, SAR or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    14. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. When an Optionee incurs tax liability in connection with the exercise of an Option, SAR or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation (including, at the election of the Optionee, any additional amount which the Optionee desires to have withheld in order to satisfy in whole or in part the Optionee's full estimated tax in connection with the exercise) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued upon exercise of the SAR or Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld (and any additional amount desired to be withheld, as aforesaid). The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

    All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

        (i) the election must be made on or prior to the applicable Tax Date;
    and

        (ii) all elections shall be subject to the consent or disapproval of the Administrator.

    In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option, SAR or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

    15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, SAR or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, SARs or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, SAR or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option, SAR or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, SAR or Stock Purchase Right.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options, SARs and Stock Purchase Rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option, SAR or Stock Purchase Right shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option, SAR or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option, SAR or Stock Purchase Right would not otherwise be exercisable.

        (c) MERGER OR ASSET SALE. Unless otherwise determined by the Administrator, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option, SAR and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, SAR or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option, SAR or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option, SAR or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option, SAR or Stock Purchase Right shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option, SAR or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option, SAR or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option, SAR or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the succesor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, SAR or Stock Purchase Right, for each Share of Optioned Stock subject to the Option, SAR or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        (d) CHANGE IN CONTROL. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, unless otherwise determined by the Administrator prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

           (i) Any Options, SARs and Stock Purchase Rights outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; and

          (ii) The value of all outstanding Options, SARs and Stock Purchase Rights shall, unless otherwise determined by the Administrator at or after grant, be cashed-out. The amount at which such Options, SARs and Stock Purchase Rights shall be cashed out shall be equal to the excess of
       (x) the Change in Control Price (as defined below) over (y) the exercise price of the Common Stock covered by the Option, SAR or Stock Purchase Right. The cash-out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option, SAR or Stock Purchase Right by bequest or inheritance.

        (e)  DEFINITION OF "CHANGE IN CONTROL".  For purposes of this
    Section 15, a "Change in Control" means the happening of any of the following:

           (i) When any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

           (ii) The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

        (f) CHANGE IN CONTROL PRICE. For purposes of this Section 15, "Change in Control Price" shall be, as determined by the Administrator, (i) the highest Fair Market Value at any time within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Administrator (the "60-Day Period"), or (ii) the highest price paid or offered, as determined by the Administrator, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period.

    16. DATE OF GRANT. The date of grant of an Option, SAR or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, SAR or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    17.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

        (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options, SARs or Stock Purchase Rights granted under the Plan prior to the date of such termination.

    18.  CONDITIONS UPON ISSUANCE OF SHARES.

        (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option, SAR or Stock Purchase Right unless the exercise of such Option, SAR or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, SAR or Stock Purchase Right, the Company may require the person exercising such Option, SAR or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    19. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    20. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    21. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                             [APPLE COMPUTER LOGO]
[LOGO]
 PRINTED ON RECYCLED PAPER

                                    [LOGO]

                             APPLE COMPUTER, INC.
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 2000

     The undersigned shareholder of Apple Computer, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the annual Meeting of Shareholders of Apple Computer, Inc. to be held at 1 Infinite Loop, Cupertino, California 95014 on Thursday, April 20, 2000 at 10:00 a.m., and hereby appoints Fred D. Anderson and Nancy R. Heinen, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Apple Computer, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

              IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE

                      ^     FOLD AND DETACH HERE     ^

DIRECTIONS:

FROM SAN JOSE:
Take 280 northbound
Take the Cupertino exit
Make a left onto De Anza Blvd.
(at signal)
Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot
at the end of Mariani Avenue
Proceed to Building 4
                                                        [MAP]
FROM SAN FRANCISCO:
Take 280 southbound
Take De Anza Blvd. exit
Make a right onto De Anza Blvd.
(at signal)
Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot
at the end of Mariani Avenue
Proceed to Building 4

Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple has opted to provide you with the enclosed Form 10-K for 1999 in lieu of producing a glossy annual report.

                           APPLE COMPUTER, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY / /

                                                                       For All
                                                     For    Withheld   Except
1.  To elect the Company's Board of Directors.       / /      / /        / /

    NOMINEES: 01 Gareth C.C. Chang, 02 William V. Campbell, 03 Millard S. Drexler, 04 Lawrence J. Ellison, 05 Steven P. Jobs and 06 Jerome B. York

                   ---------------------------------------------
                          (Except nominee(s) noted above)

                                                     For    Against    Abstain
2.  To approve an amendment to the Company's         / /      / /        / /
    Restated Articles of Incorporation
    to increase the number of authorized
    shares of Common Stock from 320,000,000
    shares to 900,000,000 shares.

                                                     For    Against    Abstain
3.  To approve an amendment to the 1998              / /      / /        / /
    Executive Officer Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by
    2,000,000 shares.

                                                     For    Against    Abstain
4.  To ratify the appointment of KPMG                / /      / /        / /
    LLP as independent auditors of the
    Company for fiscal year 2000.

5.  To transact such other business as
    may properly come before the meeting
    or any postponements or adjournment(s)
    thereof.

This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate if shares are held by joint tenants or as community property, both persons should sign.

Signature ______________________________ Date___________ 2000

Signature ______________________________ Date___________ 2000

                       ^     FOLD AND DETACH HERE     ^

Control Number

    PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                ENCLOSED ENVELOPE OR VOTE THROUGH THE INTERNET.

                               VOTE BY INTERNET

Dear Shareholder:

We are pleased to announce that you can now vote your shares over the Internet. We encourage you to take advantage of this new feature which eliminates the need to return the proxy card. Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.  Read the accompanying Proxy Statements

2.  Go to the website www.harrisbank.com/wproxyholders/

3.  Enter the 6-digit Control Number located above

4.  Follow the simple instructions on the screen

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 10:00 a.m. Central Time, April 18, 2000.

If you vote by Internet, please do not return your proxy by mail.

                               THANK YOU FOR YOUR VOTE.